Exhibit 99.1

COMSTOCK

Comstock Reports Second Quarter 2026 Results

CHCI's 30th consecutive quarter of revenue growth demonstrates strength of business model

Q2 2026

- **Revenue increased 74% to $22.6 million; $40.0 million YTD, up 56% vs. prior year**
- **Net income increased 512% to $8.8 million; $10.8 million YTD, up 257% vs. prior year**
  - **Includes significant $4.3 million gain on Jericho Energy Ventures (JEV) equity investments in Q2; early potential indicator of value creation from Data Center Platform (DCP)**
- **Adjusted EBITDA increased 231% to $7.4 million; $9.5 million YTD, up 123% vs. prior year**

Managed Portfolio

- **26 additional managed assets vs. prior year; 108 in total, including third-party-owned assets**
- **Commercial portfolio continues to outperform broader office sector, 92% leased at period end**
  - **Significant office leases signed in Q2 with Peraton (284k sqft.) and QTS (77k sqft.)**
  - **Awarded management contract covering Dulles Town Center, a 1.4 million sqft. enclosed, regional mall in Loudon County, Virginia.**
- **Residential stabilized portfolio continues to perform well, 94% leased at period end**
  - **Lease up for recently delivered BLVD Haley at Reston Station already at 37%**

Real Estate Venture Platforms

- **Institutional Venture Platform (IVP): Finalized acquisition of Woodland Pointe office complex**
  - **Generated $4.1 million in supplemental fees in Q2**
  - **Long-term asset management agreement (20 yr.) on existing building and build-to-suit 2nd building**
- **Data Center Platform (DCP): Finalized Oklahoma data center joint venture with JEV (Oklahoma JV)**
  - **Development rights in place for ~6k acres of ~18k acre subsurface portfolio controlled by Oklahoma JV**
  - **Secured LOI signed with premier electric power and energy infrastructure company to be exclusive power provider for up to 3GW of power to Oklahoma JV's assembled land portfolio**

RESTON, Va. — August 13, 2026 — Comstock Holding Companies, Inc. (Nasdaq: CHCI) ("Comstock" or the "Company") today announced financial results for the second quarter ended June 30, 2026.

"Our continued focus on strategic growth in Q2 delivered a 74% increase in revenue and significant increases in net income and Adjusted EBITDA, demonstrating the potential of our asset-light, debt free platform," said Christopher Clemente, Comstock's Chairman and Chief Executive Officer.

Key Performance Metrics

($ in thousands, except per share and portfolio data)	Q2 2026		Q2 2025		YTD 2026		YTD 2025	
Revenue	$	22,581	$	12,972	$	40,027	$	25,611
Net income[(1)]	$	8,845	$	1,446	$	10,834	$	3,035
Adjusted EBITDA		7,356		2,222		9,526		4,272
Net income per share — diluted	$	0.84	$	0.14	$	1.01	$	0.29
Managed Portfolio - # of assets		108		82		108		82

[1] Includes unrealized gain on equity investments in Jericho Energy Ventures, Inc.; impact of $4.3 million QTD and $4.7 million YTD ($3.5 million net of tax)

Please see the included financial tables for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.

1

Mr. Clemente continued, “Underpinning our results is the diversity of revenue sources, as we further leverage our operational capabilities to drive additional growth. Recurring, fee-based revenue from our core business increased in line with the continued expansion of our managed portfolio, supplemented by the continued progress of our institutional venture and data center platforms that each produced drivers of both top- and bottom-line growth. We remain well-positioned to capitalize on this momentum and deliver long-term value for our shareholders.” The Company will post an updated Investor Presentation to the “Events and Presentations” section of its Investor Relations website on August 13, 2026. Additional Information • Stabilized Commercial portfolio is 92% leased; 9 commercial leases executed in Q2 covering approximately 409,000 sqft. of office and retail spaces; 447,000 sqft. leased YTD. • Stabilized Residential portfolio is 94% leased; 501 units leased YTD, including 351 in Q2. • ParkX subsidiary revenue increased 89% vs. prior year; 8 new contracts secured in Q2, including 3 new third- party parking garages. • Woodland Pointe acquisition includes addition of existing 185,000 sqft. office building to stabilized commercial portfolio and ~100k sqft. build-to-suit office building to development pipeline; both buildings are 100% leased to a single tenant (Peraton). ◦ Acquisition is the second Institutional Venture Platform (“IVP”) transaction in 2026, following The Reed, a value-add residential asset acquired in Q1. • JW Marriott Residences Reston Station set another new record for the most valuable condominium sold in Virginia with a $10.9 million closing of top-floor penthouse residence; property’s 2nd record-breaking sale in 2026. • Development updates on The Row at Reston Station: ◦ Delivered final phase of BLVD Haley residential tower and adjacent ~6,000 sqft. retail space; all buildings for The Row at Reston Station now delivered. ◦ JW Marriott Reston Station Hotel conference center expansion to deliver in fall 2026. ◦ Finalized lease with Back Nine Golf for golf-themed entertainment venue in BLVD Haley retail space. ◦ Ebbitt House, the first-ever expansion of D.C.’s iconic Old Ebbitt Grill, has announced that it plans to open its 14,000 sqft. restaurant in October 2026. Cautionary Statement Regarding Forward-Looking Statements This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place any undue reliance on any forward-looking statement, which speaks only as of the date made. Any number of important factors could cause actual results to differ materially from those projected or suggested by the forward-looking statements. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise. 2

About Comstock Comstock (Nasdaq: CHCI) is a leading real estate company specializing in the development, acquisition, operation, and management of mixed-use, transit-oriented properties and data center developments. With over four decades of industry expertise, Comstock’s vertically integrated operating platform delivers long-term value across a rapidly growing portfolio of premier properties that includes two of the most prominent mixed-use, transit-oriented developments in the Mid-Atlantic region. Leveraging its scalable, asset-light, debt-free business model, Comstock has strategically expanded into large-scale AI and digital infrastructure development and established an active position in one of the real estate industry's top-performing segments. For more information, please visit Comstock.com. Contacts Investor: investorrelations@comstock.com Media: publicrelations@comstock.com 3

June 30, December 31, 2026 2025 Assets Current assets: Cash and cash equivalents $ 25,334 $ 31,282 Accounts receivable, net 1,142 829 Accounts receivable - related parties 16,514 19,137 Prepaid expenses and other current assets 795 2,018 Total current assets 43,785 53,266 Fixed assets, net 632 674 Intangible assets 144 144 Leasehold improvements, net 15 30 Investments in real estate ventures 19,008 5,953 Equity investments 6,196 — Operating lease assets 4,529 5,002 Deferred income taxes, net 16,346 18,894 Deferred compensation plan assets 1,403 897 Other assets 125 102 Total assets $ 92,183 $ 84,962 Liabilities and Stockholders' Equity Current liabilities: Accrued personnel costs $ 3,736 $ 7,839 Accounts payable and accrued liabilities 963 847 Current operating lease liabilities 1,008 994 Total current liabilities 5,707 9,680 Deferred compensation plan liabilities 1,421 960 Operating lease liabilities 3,850 4,356 Total liabilities 10,978 14,996 Stockholders' equity: Class A common stock 100 99 Class B common stock 2 2 Additional paid-in capital 203,650 203,246 Treasury stock (2,662) (2,662) Accumulated deficit (119,885) (130,719) Total stockholders' equity 81,205 69,966 Total liabilities and stockholders' equity $ 92,183 $ 84,962 COMSTOCK HOLDING COMPANIES, INC. Consolidated Balance Sheets (Unaudited; In thousands) 4

Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Revenue $ 22,581 $ 12,972 $ 40,027 $ 25,611 Operating costs and expenses: Cost of revenue 14,597 10,502 29,268 20,789 Selling, general, and administrative 1,265 609 2,428 1,144 Depreciation and amortization 73 78 145 158 Total operating costs and expenses 15,935 11,189 31,841 22,091 Income (loss) from operations 6,646 1,783 8,186 3,520 Other income (expense): Interest income 68 220 197 404 Gain (loss) on real estate ventures 66 9 138 18 Gain (loss) on equity investments 4,261 — 4,696 — Other income (expense), net 153 73 165 55 Income (loss) from operations before income tax 11,194 2,085 13,382 3,997 Provision for (benefit from) income tax 2,349 639 2,548 962 Net income (loss) $ 8,845 $ 1,446 $ 10,834 $ 3,035 Weighted-average common stock outstanding: Basic 10,259 10,069 10,371 10,051 Diluted 10,587 10,436 10,685 10,404 Net income (loss) per share: Basic $ 0.86 $ 0.14 $ 1.04 $ 0.30 Diluted $ 0.84 $ 0.14 $ 1.01 $ 0.29 COMSTOCK HOLDING COMPANIES, INC. Consolidated Statements of Operations (Unaudited; In thousands, except per share data) 5

Adjusted EBITDA The following table presents a reconciliation of net income (loss), the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA: Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Net income (loss) $ 8,845 $ 1,446 $ 10,834 $ 3,035 Interest income (68) (220) (197) (404) Income taxes 2,349 639 2,548 962 Depreciation and amortization 73 78 145 158 Stock-based compensation 484 288 1,030 539 (Gain) loss on real estate ventures (66) (9) (138) (18) (Gain) loss on equity investments $ (4,261) $ — (4,696) — Adjusted EBITDA $ 7,356 $ 2,222 $ 9,526 $ 4,272 The increases in Adjusted EBITDA for the three and six months ended June 30, 2026 were primarily driven by the continued expansion of our managed portfolio that brought significant increases in recurring fee-based revenue from our three operating property management subsidiaries and higher asset management fee revenue. Also contributing were significant increases in supplemental leasing fee revenue and acquisition fee revenue. We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and unrealized gains (losses) on real estate ventures and equity investments. We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period. We believe Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain non-cash items that are not considered by management to be indicative of our operational performance. While we believe that Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation, or as a substitute, for other financial performance measures presented in accordance with GAAP. Adjusted EBITDA may differ from similarly titled measures presented by other companies. COMSTOCK HOLDING COMPANIES, INC. Non-GAAP Financial Measures (Unaudited; In thousands) 6